Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Provident New York Bancorp/Investors:	Sterling Bancorp:
Luis Massiani	John Tietjen
Chief Financial Officer	Chief Financial Officer
massianil@pbcpny.com	john.tietjen@sterlingbancorp.com
845.369.8040	212.757.8035

PROVIDENT NEW YORK BANCORP AND STERLING BANCORP RECEIVE

REGULATORY APPROVALS FOR MERGER

Targeting October 31, 2013 to Close

Montebello and New York, N.Y., October 21, 2013 — Provident New York Bancorp (NYSE: PBNY) and Sterling Bancorp (NYSE: STL) jointly announced today that they have now received all required regulatory approvals necessary to consummate their planned merger, including the approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the New York State Department of Financial Services.  Subject to the satisfaction of the remaining conditions in the merger agreement, the merger is expected to be completed after the close of business on October 31, 2013.

As previously announced, the merged holding company will take the name Sterling Bancorp and Provident Bank will be converted to a national bank charter under the Sterling National Bank name.

“We are pleased to have all of the approvals complete on this merger, and are looking forward to its completion,” said Jack L. Kopnisky, President and CEO of Provident New York Bancorp. “By bringing together two banks with a reputation for hands-on, highly personalized service, we will create a high performing organization with an unwavering commitment to go above and beyond to meet client needs. We are excited to bring the new Sterling National Bank to market.”

“We look forward to completing our merger, which is designed to create a stronger banking resource for our customers, enhance opportunities for business growth and shareholder value, and build a bright future based on the talents and commitment of our combined teams,” commented Louis J. Cappelli, Chairman and CEO of Sterling Bancorp.

About Provident New York Bancorp

Provident New York Bancorp is the bank holding company for Provident Bank. With approximately $3.8 billion in assets, Provident Bank is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City metropolitan area through teams of dedicated and experienced relationship managers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Provident Bank Web site at www.providentbanking.com.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.7 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community. Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions — including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit. For more information, visit www.snb.com.

Forward-Looking Statements

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Provident New York Bancorp and Sterling Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Provident and Sterling, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Provident’s and Sterling’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to meet closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Provident and Sterling businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Provident’s stock price before closing, including as a result of the financial performance of Sterling prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.